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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46058) pertaining to the Gilead Sciences, Inc. 1987 Incentive Stock Option Plan, 1987 Supplemental Stock Option Plan, 1991 Stock Option Plan, Employee Stock Purchase Plan, and 1995 Non-Employee Directors' Stock Option Plan, the Registration Statement (Form S-8 No. 33-62060) pertaining to the Gilead Sciences, Inc. 1991 Stock Option Plan, the Registration Statement (Form S-8 No. 33-81670) pertaining to the Gilead Sciences, Inc. Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-84719) pertaining to the 1991 Stock Option Plan, 1995 Non-Employee Directors' Stock Option Plan and Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-84713) pertaining to the NeXstar Pharmaceuticals, Inc. 1993 Incentive Stock Plan, NeXstar Pharmaceuticals, Inc. 1995 Director Option Plan and Vestar, Inc. 1998 Stock Option Plan, and the Registration Statement (Form S-3 No. 333-87167) and related Prospectus for the registration of 3,033,928 shares of the common stock of Gilead Sciences, Inc. of our report dated February 18, 2000, with respect to the consolidated financial statements of Gilead Sciences, Inc., included in the Annual Report (Form 10-K) of Gilead Sciences, Inc. for the year ended December 31, 1999.

                                       /s/ ERNST & YOUNG LLP


Palo Alto, California
March 28, 2000